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                                                                     Exhibit 3.2


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                                                                         [STAMP]

                        The Companies Acts 1985 and 1989

                        PUBLIC COMPANY LIMITED BY SHARES

                           MEMORANDUM OF ASSOCIATION

                                       OF

                            R S L COMMUNICATIONS PLC

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1.  The Company's name is "R S L COMMUNICATIONS PLC".

2.  The Company is to be a public company.

3.  The Company's registered office is to be situated in England and Wales.

4.  The Company's objects are:-

     (A)To carry on business as a holding company and to acquire and hold shares, stocks, debentures, debenture stock, perpetual or otherwise, bonds, obligations and securities issued or guaranteed by any company, government, sovereign, ruler, commissions, public body or authority, supreme, municipal, local or otherwise, whether at home or abroad and to acquire any such shares, stocks, debentures, debenture stock, bonds, obligations or securities by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to make payments thereon as called upon or in advance of calls or otherwise, and to subscribe for the same either conditionally or otherwise with power to exercise and enforce all rights. Provided that if it shall be found necessary or advisable for the Company to realise all or any part of its property or assets the Company shall have power to do so.

     (B)To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company.

     (C)To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.


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     (D)To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets, d'invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

     (E) To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into an arrangement for sharing profits, or for cooperation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

     (F) To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

     (G) To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

     (H) To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

     (I) To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure any guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

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     (J)To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

     (K)To apply for, promote and obtain any Act of Parliament, order or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

     (L) To enter into any arrangement with any government or authority (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

     (M) To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

     (N) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial, and other services and facilities of any kind for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seen desirable with respect to any business or operations of or generally with respect to any such company or companies.

     (O) To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

     (P) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

     (Q) To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.


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     (R) To remunerate any person, firm or company rendering services to the
     Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

     (S) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

     (T) to support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages; facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependents of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependents; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

     (U) To distribute among the Members of the Company in kind any property of the Company of whatever nature.

     (V) To procure the Company to be registered or recognised in any part of the world.

     (W) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

     (X) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

     AND so that: -

     (1) None of the objects set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so


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     requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

     (2) None of the sub-clauses of this Clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-clause, and the Company shall have as full a power to exercise each and every one of the objects specified in each sub-clause of this Clause as though each such sub-clause contained the objects of a separate Company.

     (3) The word "Company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

5.   The liability of the Members is limited.

6. The Company's share capital is (pound)50,000 divided into 50,000 shares of (pound)1.00 each.


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We, the subscribers to this Memorandum of Association, wish to be formed into a
Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

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NAMES AND                                                   Number of
ADDRESSES OF                                                taken by each
SUBSCRIBERS                                                 Subscriber
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William Tester           /s/ William Tester                 ONE
16 St John Street
London EC1M 4AY

Howard Thomas            /s/ Howard Thomas                  ONE
16 St John Street
London EC1M 4AY

DATED this 25th day of July 1996

WITNESS to the above Signatures: -

David J. Wootton
16 St John Street
London EC1M 4AY


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